EX-99.B10.b




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated March 21, 2003 and April 25, 2003, with respect to the financial statements of Sage Life Assurance of America, Inc. and The Sage Variable Annuity Account A, respectively, included in the Post-Effective Amendment No. 7 to the Registration Statement (Form N-4, No. 333-62836) and related Prospectus for the registration of its variable annuity contracts.



                                                   /s/ ERNST & YOUNG, LLP






Hartford, Connecticut
April 28, 2003